Exhibit 32.1

Certification of Chairman, CEO and CFO Pursuant to
       18 U.S.C. Section 1350,

Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the quarterly report on Form 10-Q/A of World Wrestling Entertainment, Inc. for the quarterly period ended July 25, 2003 as filed with the Securities and Exchange Commission on the date hereof  (the “Report”), Vincent K. McMahon as Chairman and co-principal executive officer of the Company, Linda E. McMahon as Chief Executive Officer and co-principal executive officer of the Company, and Philip B. Livingston as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge, based upon review of the report, subject to the qualifications noted below:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

By:	/s/ VINCENT K. MCMAHON

Vincent K. McMahon
Chairman
(co-principal executive officer)
April 23, 2004

By:	/s/ LINDA E. MCMAHON

Linda E. McMahon
Chief Executive Officer
(co-principal executive officer)
April 23, 2004

By:	/s/ PHILIP B. LIVINGSTON

Philip B. Livingston
Chief Financial Officer
April 23, 2004